                                                                   Exhibit 23.5

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to reference to our firm under the caption "Experts" and to the use of our report January 25, 2002, with respect to the December 31, 2001 financial statements of Acadiana Bancshares Inc., incorporated by references in the proxy statement/prospectus that is made a part of IBERIABANK Corporation's Registration Statement on Form S-4 for the registration of 1,152,528 shares of its common stock.

                                          /s/  Castaing Hussey & Lolan, LLC

New Iberia, Louisiana
November 26, 2002